Exhibit 10.7

Dated                                                                                    2014

(1) MUST HAVE LIMITED

- and -

(2) THE PERSONS NAMED IN SCHEDULE 1

CORPORATE GUARANTEE

TABLE OF CONTENTS

No.	Heading	Page

1	DEFINITIONS AND Interpretation	3
2	Guarantee and indemnity	6
3	Restrictions on release and discharge	6
4	Non-Competition	8
5	Representations and Warranties	9
6	Undertakings	10
7	Management Accounts and EBITDA	11
8	ASSIGNMENT AND TRANSFER	12
9	PARTIAL INVALIDITY	12
10	Cumulative rights	12
11	COSTS	12
12	PAYMENTS	12
13	Notices	13
14	counterparts	13
15	Governing law and jurisdiction	14

THIS GUARANTEE is dated                                                                                                           2014

BY:

(1)	MUST HAVE LIMITED incorporated in England and Wales with company number 05101019 whose registered office is at Unit 14, Dale Street Industrial Estate, Radcliffe, Manchester M26 1AD (the Guarantor).

IN FAVOUR OF:

(2)

BACKGROUND

(A)
The Principal has issued 6% Senior Secured Convertible Notes to the Beneficiary, in the aggregate amount of $24,175,824 under the terms of the Convertible Note Instrument and the Securities Purchase Agreement.

(B)
It is agreed that the Guarantor execute and deliver this Guarantee, guaranteeing the obligations of the Principal to the Beneficiary pursuant to the Convertible Note Documents, on the terms more particularly set out below.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Guarantee (including in the Background) the following definitions apply:

Authorisations means any authorisation, consent, approval, resolution, license, exemption, filing, notarization or regulation.

Business Day means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in New York and the City of London.

Convertible Note Documents means the 6% Senior Secured Convertible Notes, the Convertible Note Instrument and the Securities Purchase Agreement.

Convertible Note Instrument means the instrument dated on or about the date of this Guarantee pursuant to which the 6% Senior Secured Convertible Notes are, or are to be, constituted.

EBITDA: means the net income of the Guarantor on ordinary and extraordinary activities during a given calendar month as shown in the Management Accounts of the Guarantor in respect of that calendar month delivered to [              ] pursuant to clause 7 of this Guarantee, excluding:

(a)	interest expense;

(b)	the amount charged as tax on income on ordinary and extraordinary activities;

(c)	total depreciation and amortisation;

(d)	any extraordinary, unusual or non-recurring items increasing net income; and

(e)	any non-cash items increasing net income,

during that calendar month each as shown in such Management Accounts.

Guaranteed Obligations means all the monies, debts, liabilities, Liquidated Damages and obligations which are from time to time due, owing or payable by the Principal to the Beneficiary or other obligations that are to be performed or fulfilled by the Principal pursuant to:

(f)	the Securities Purchase Agreement;

(g)	the Convertible Note Documents; and/or

(h)	the Registration Rights Agreement,

in any currency and whether present or future, actual or contingent and including (without limitation):

(i)
all costs, charges and expenses incurred by the Beneficiary and/or [              ]  in connection with the protection, preservation or enforcement of its rights under or in connection with the Convertible Note Documents;

(j)	any refinancing, novation, refunding, deferral or extension of any of those obligations or liabilities;

(k)	any claim for Liquidated Damages or damages in connection with the Convertible Note Documents or the Registration Rights Agreement;

(l)	all interest (including, without limitation, default interest) accruing in respect of those monies or liabilities;

(m)	any other amounts, claims, liabilities or obligations that may become due and payable to the Beneficiary under the Convertible Note Documents not specifically described above; and

(n)	any amounts which would be included in any of the foregoing but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

[            ] means

Legal Reservations means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; and

(b)	similar principles, rights and defences under the laws of any relevant jurisdiction.

Liquidated Damages means amounts in cash which the Principal is obligated to pay the Beneficiary as liquidated damages upon an occurrence of an Event as defined in the Registration Rights Agreement for failure to file an initial registration statement in accordance with the Principal’s obligations in the Registration Rights Agreement.

Management Accounts: the unaudited management accounts of the Guarantor, comprising a balance sheet as at the relevant date of the accounts and a profit and loss account for the relevant period, prepared in accordance with the terms of this Guarantee.

Other Security means any other Security or Rights from or against any person in respect of the Guaranteed Obligations.

Principal means Victory Electronic Cigarettes Corporation, a company registered in the State of Nevada, USA under number C13461-2004 whose registered office is at 11335 Apple Drive, Spring Lake, Michigan 49448, USA.

Relevant Documents means:

(a) the Convertible Note Documents; and

(b) the Registration Rights Agreement.

Registration Rights Agreement means the Registration Rights Agreement entered into between the Principal and each of the Beneficiary on the date of the Securities Purchase Agreement.

Rights means any Security or any guarantee or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, right to retention of title, proof in liquidation or otherwise and whether from contribution or otherwise.

Securities Purchase Agreement means the agreement dated on or about the date of this Guarantee between the Principal, the Beneficiary and [            ] relating to (inter alia) the purchase by the Beneficiary of the 6% Senior Secured Convertible Notes.

Security means any security, mortgage, charge (fixed or floating), pledge, lien, assignment, encumbrance or other security interest securing any obligation of any person or any deposit, note, right or remedy, or any other agreement having a similar effect.

Security Period means the period starting on the date of this Guarantee and ending on the date on which the Guaranteed Obligations have been unconditionally and irrevocably paid and discharged in full and no further Guaranteed Obligations are capable of being outstanding.

6% Senior Secured Convertible Notes means the US$24,175,824 secured convertible notes of the Principal issued to the Beneficiary on or about the date of this Guarantee pursuant to the Securities Purchase Agreement

Subsidiary means any person, other than the Guarantor, in which the Principal directly or indirectly: (i) owns any of the outstanding capital stock (as such term is understood under the law of the jurisdiction in which the Principal is incorporated) or holds any equity or similar interest of such person or (ii) controls or operates all or any part of the business, operations or administration of such person.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under or pursuant to the Guarantee.

Taxes means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.2	Clause and schedule headings do not affect the interpretation of this Guarantee.

1.3	A person includes a corporate or unincorporated body (whether or not having a separate legal personality).

1.4	Words in the singular shall include the plural and vice versa.

1.5
A reference to this Guarantee (or any specified provision of it) or any other document or agreement shall be construed as a reference to this Guarantee, that provision or that document or agreement as amended, varied, supplemented, extended, restated or novated from time to time.

1.6	Any undertaking, representation, warranty or indemnity by two or more parties binds them jointly and severally.

1.7
A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force for the time being taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it and any former statute or statutory provision which it amends or re-enacts.

1.8	A reference to writing or written includes faxes but not e-mails.

1.9	References to clauses and schedules are to the clauses and schedules of this guarantee.

1.10	The expression the Guarantor, Principal or Beneficiary or any other person or party shall include a reference to that person's or party's successors in title and/or permitted assigns.

1.11
Except as expressly provided elsewhere in this Guarantee, a person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Guarantee.

2.	GUARANTEE AND INDEMNITY

2.1	The Guarantor hereby irrevocably and unconditionally jointly and severally:

2.1.1	guarantees to the Beneficiary, as a continuing obligation, the proper and punctual payment, observance and performance by the Principal of all the Guaranteed Obligations; and

2.1.2
as principal debtor undertakes to each of the Beneficiary that wherever the Principal does not pay or perform any of the Guaranteed Obligations when due, the Guarantor shall on demand from any of the Beneficiary pay that amount to the relevant Beneficiary as if it was the principal obligor.

2.2
As a separate and independent obligation, the Guarantor agrees that if any principal obligation or liability of the Principal, which would have been within the Guaranteed Obligations had it been valid and enforceable, is not or ceases to be valid or enforceable against such Principal on any ground whatsoever, whether or not known to the Beneficiary, the Guarantor shall nevertheless be liable to the Beneficiary as a principal debtor by way of indemnity for the same amount as that for which the Guarantor would have been liable had the purported obligation or liability been fully valid and enforceable as a Guaranteed Obligation.  The Guarantor further agrees to keep the Beneficiary fully indemnified against all damages, losses, costs and expenses arising from any failure by the Principal to perform or discharge any such purported obligation or liability. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under Clause 2.1 if the amount claimed had been recoverable on the basis of a guarantee.

3.	RESTRICTIONS ON RELEASE AND DISCHARGE

3.1	Action or inaction by the Beneficiary

The Beneficiary may, without the consent of or notice to the Guarantor and without affecting the Guarantor’s liability to the Beneficiary under this Guarantee, do any of the following:

(a)
renew, extend, increase, discontinue, reduce or otherwise vary in any way any financial accommodation made available to the Principal or any other person or extend or vary the purposes for which financial accommodation is granted or grant to the Principal or any other person for any purpose any new facility or financial accommodation;

(b)	increase or otherwise vary the rate of interest, fees or charges payable by the Principal or any other person to the Beneficiary;

(c)	give the Principal or any other person any time, consideration, release, waiver or consent or make any concession to or compound with the Principal or any other person; or

(d)
enter into, renew, vary, supplement, extend, rescind or terminate any agreement, including any of the Relevant Documents, or any other arrangement with the Principal or any other person or take, renew, vary, release or refrain from taking, perfecting or enforcing any present or future security, guarantee, indemnity or other rights granted by or available from any other principal or any other person or refrain from observing any formality or other requirement in respect of any instrument or fail to realise the full value of any Security.

3.2	Restrictions on release

The Guarantor agrees that its liability under this Guarantee shall not be released or discharged, nor shall any of its obligations be diminished, prejudiced or affected, by reason of any of the following:

3.2.1
the liquidation, insolvency, entering into administration or bankruptcy or incapability or lack of power, authority or legal personality of the Principal or the presentation of a petition for the making of an administration order or a winding up order in respect of the Principal, or the Principal becoming subject to a company voluntary arrangement or scheme of arrangement or undergoing a merger or amalgamation or any change in its name, constitution or status or any analogous proceedings in any jurisdiction;

3.2.2	the Beneficiary having or taking or failing to take Other Security;

3.2.3	any Other Security being or becoming invalid or unenforceable for any reason;

3.2.4
any failure by the Beneficiary to enforce or perfect (or delay by the Beneficiary in enforcing) any Other Security or any amendment, exchange, variation, waiver or release of or in relation to any Other Security;

3.2.5	the giving of any time, indulgence, waiver or concession to the Principal or any other person or the making of any compromise or arrangement with the Principal or any other person;

3.2.6
any amendment or variation of the Relevant Documents or any of the terms of any of the Guaranteed Obligations (however fundamental) or any other document which creates, evidences or gives rise to any Guaranteed Obligation; or

3.2.7	anything which would not have discharged or affected or prejudiced the Guarantor's liability if the Guarantor had been a principal debtor to the Beneficiary instead of a surety.

3.2.8
any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which the Beneficiary may have now or in the future from or against the Principal or any other person in respect of the Guaranteed Obligations;

3.2.9
any act or omission by the Beneficiary, or any other person in taking up, perfecting or enforcing any security, indemnity or guarantee from or against the Principal or any other person or the invalidity or unenforceability of any such security or guarantee;

3.2.10	any arrangement or compromise entered into between the Beneficiary and the Principal or any other person; and

3.2.11	the invalidity, illegality, unenforceability, irregularity or frustration of the Guaranteed Obligations.

3.3	Guarantor intent

Without prejudice to the generality of Clauses 3.1 (Action or Inaction by the Beneficiary) or 3.2 (Restrictions on Release), the Guarantor confirms that its obligations under this Guarantee will extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the agreements or arrangements comprising the Guaranteed Obligations.

3.4	Immediate recourse

The Guarantor waives any rights it may have of first requiring the Beneficiary to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Guarantor under Clause 2 (Guarantee and Indemnity).

3.5	Reinstatement

Any release, discharge or settlement between the Beneficiary and the Guarantor in relation to this Guarantee shall be subject to the condition that it shall be of no effect if any payment or discharge of any of the Guaranteed Obligations by the Principal or any other person shall be avoided, invalidated or reduced by virtue of any enactment or rule of law.  If there should be any such avoidance, invalidation or reduction, the Beneficiary shall be entitled to enforce this Guarantee subsequently against the Guarantor so as to recover from the Guarantor the full value of the payment avoided, invalidated or reduced as if the release, discharge or settlement had not occurred.  Similarly, any release, discharge or settlement in relation to this Guarantee which is avoided, invalidated or reduced by virtue of any enactment or rule of law shall not affect the right of the Beneficiary to enforce any Security against the Guarantor and/or any Other Security or Rights.

3.6	Preservation of security and rights

This Guarantee is in addition to any Other Security or Rights held at any time by the Beneficiary or any other person in connection with the Guaranteed Obligations and will not merge with or prejudice or be prejudiced by any such guarantee, security, indemnity or rights.

3.7	Continuing Guarantee

This Guarantee is a continuing guarantee notwithstanding any intermediate payment or settlement of all or any of the Guaranteed Obligations, will extend to the ultimate balance of sums payable by the Principal to the Beneficiary and is in addition to any other right, remedy or security of whatever sort which the Beneficiary may hold at any time for the Guaranteed Obligations or any other obligation whatsoever and will not be affected by any release, reassignment or discharge of such other right, remedy or action.

3.8	New Accounts

3.8.1
The Beneficiary may place to the credit of a suspense account any monies received under or in connection with this guarantee in order to preserve the rights of any of the Beneficiary to prove for the full amount of all its claims against the Principal or any other person in respect of the Guaranteed Obligations.

3.8.2
The Beneficiary may at any time and from time to time apply all or any monies held in any suspense account in or towards satisfaction of any of the monies, obligations and liabilities that are the subject of this guarantee as any of the Beneficiary, in its absolute discretion, may conclusively determine.

3.8.3	If this guarantee ceases for any reason whatsoever to be continuing, the Beneficiary may open a new account or accounts in the name of the Principal.

3.8.4
If the Beneficiary do not open a new account or accounts in accordance with clause 3.8.3, they shall nevertheless be treated as if they had done so at the time that this guarantee ceased to be continuing whether by termination, calling in or otherwise, in relation to the Principal.

3.8.5
As from the time of opening or deemed opening of a new account or accounts, all payments made to the Beneficiary by or on behalf of the Principal shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this guarantee is available at that time, nor shall the liability of the Guarantor under this guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments.

4.	NON-COMPETITION

4.1	Non-Competition

Prior to the date on which the Guaranteed Obligations are unconditionally and irrevocably paid in full the Guarantor shall not:

4.1.1
take or receive the benefit of any Security or Rights of whatsoever nature from (i) the Principal in respect of the Principal's counter-indemnity obligations to the Guarantor arising in relation to this Guarantee or in respect of any other obligations to the Guarantor howsoever arising and (ii) from any co-surety in respect of any obligation on the part of the co-surety to indemnify the Guarantor in relation to the Guarantee or in respect of any other obligation howsoever arising;

4.1.2
be subrogated to any rights of the Beneficiary or Security held by the Beneficiary on account of the Guaranteed Obligations and/or the obligations of any co-surety by reason of any payment made (or liable to be made) by the Guarantor under this Guarantee; or

4.1.3
claim, receive or take the benefit of any payment from or on account of the Principal or any co-surety or be entitled to any right of contribution or indemnity from the Principal or any co-surety or claim, rank, prove or vote as a creditor of the Principal or any co-surety or exercise any right of set-off against the Principal or any co-surety, in each case by reason of any payment made (or liable to be made) by the Guarantor under this Guarantee.

4.2	Beneficiary as creditor

If the Principal is wound up or reconstructed in insolvency proceedings, or such Principal makes any composition or arrangement with its creditors, then notwithstanding any payment which may have been made under this Guarantee, the Beneficiary may rank as creditors and prove for the full amount of the Guaranteed Obligations.  Any dividends or payments which the Beneficiary may receive from such Principal or its estate or any other person shall be taken and applied as payments in gross and shall not prejudice the right of the Beneficiary to recover from the Guarantor to the full extent of the security hereby created the ultimate balance of the Guaranteed Obligations which, after the receipt of such dividends or payments, remains outstanding.

4.3	Direction of application

The Guarantor may not direct the application by the Beneficiary of any moneys received by the Beneficiary from the Guarantor or on account of the Guarantor's liability under this Guarantee and the Beneficiary may appropriate all payments received in respect of the Guaranteed Obligations in reduction of any part of the Guaranteed Obligations as the Beneficiary decides.

4.4	Security in trust

Any Security or Rights that are or have been taken by the Guarantor or the benefit of which have been received by the Guarantor and the proceeds of any payment received by the Guarantor, in each case in breach of this Clause 4 (Non-Competition) shall be held in trust for the Beneficiary.

4.5	Perpetuity Period

The trusts created by this Guarantee have a perpetuity period of 125 years.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and warranties

The Guarantor acknowledges that the Beneficiary has agreed to enter into this Guarantee and to accept this Guarantee in reliance on the representations and warranties in this Clause 5.

5.2	Organisation and standing

The Guarantor is a limited liability company, duly incorporated and validly existing under the laws of England and Wales, with all requisite power and authority to own and operate its assets, to conduct the business in which it is engaged and to consummate the transactions contemplated by this Guarantee and has not adopted any resolutions or taken any action leading to liquidation.

5.3	Power and Authorisations

The Guarantor has the power to enter into this Guarantee and to exercise its rights and perform its obligations under this Guarantee and all corporate and other action required to authorise its entry into and execution of this Guarantee, its exercise of such rights and its performance of its obligations hereunder has been duly taken.

The Guarantor has taken all necessary action and obtained all required or desirable consents to enable it to execute, deliver and perform its obligations under this guarantee and to make this guarantee admissible in evidence in its jurisdiction of incorporation. Any such authorisations are in full force and effect.

5.4	Compliance with other instruments

The execution, delivery and performance of the obligations in, and transactions contemplated by, this Guarantee does not and will not contravene any of the Guarantor's constitutional documents, any agreement or instrument binding on the Guarantor or its assets, or any applicable law or regulation.

5.5	Solvency

The Guarantor is able to pay (and is not deemed unable to pay) its debts as they fall due and the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities).

5.6	No Winding-Up

The Guarantor has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief having made all due and careful enquiries) threatened against it for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.

5.7	No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration, notarial or other Taxes or fees be paid on or in relation to this Guarantee.

5.8	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by the Guarantor in this Guarantee are legal, valid, binding and enforceable obligations.

5.9	Deductions of Tax

The Guarantor is not required to make any deduction for or on account of Tax from any payment it may make under this Guarantee.

5.10	No Default

The Guarantor is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on its business or financial condition or its ability to perform its obligations under this Guarantee.

5.11	No Security from the Borrower

The Guarantor has not requested or taken any security from the Principal for any obligation (whether present or future, actual or contingent) of the Principal to it.

5.12	No Proceedings Pending or Threatened

No litigation, arbitration or administrative proceedings that might have a material adverse effect on the Guarantor’s business or financial condition or its ability to perform its obligations under this Guarantee are taking place, pending or, to the Guarantor's knowledge, threatened against it or any of its assets.

5.13	Assets not immune to action

None of the Guarantor's assets is entitled to immunity on any grounds from any legal action or proceeding (including, without limitation, suit, attachment prior to judgment, execution or other enforcement).

5.14	Centre of main interest

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation") the Guarantor’s "centre of main interest" (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales.

5.15	Times for making representations and warranties

The representations and warranties set out above will be made on the date of this Guarantee and are deemed to be repeated on each date on which there are outstanding Guaranteed Obligations.

6.	UNDERTAKINGS

6.1	Authorisations

The Guarantor shall comply with all applicable laws, and obtain and do all that is necessary to maintain in full force and effect all Authorisations required in or by all applicable laws, in each case to enable it lawfully to enter into and perform its obligations under this Guarantee and to ensure the legality, validity, enforceability and admissibility in evidence in all applicable jurisdictions, of this Guarantee.

6.2	No Action

The Guarantor shall not take any action which would cause any of the representations made in clause 5 (Representations and warranties) to be untrue at any time during the continuation of this Guarantee.

6.3	Notification of Misrepresentation

The Guarantor shall notify the Beneficiary of the occurrence of any event which results in or may reasonably be expected to result in any of the representations made in clause 5 (Representations and warranties) being untrue when made or when deemed to be repeated.

6.4	Pari Passu Claims

Under the laws of its jurisdiction of incorporation, the Guarantor shall ensure that the claims of the Beneficiary against it under this Guarantee will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are mandatorily preferred by reason of any bankruptcy, insolvency, liquidation or other similar laws of general application.

6.5	Centre of Main Interests

The Guarantor shall not change its "centre of main interest" (as that term is used in article 3(1) of the Regulation) from England and Wales.

6.6	Discharging obligations of the Principal

Other than in accordance with the terms of this Guarantee, the Guarantor shall not, directly or indirectly, use any of its cash (whether held in hand or on deposit), assets or other resources to discharge any obligation or liability of the Principal or any direct or indirect Subsidiaries of the Principal.   In addition, Guarantor shall not sell, assign, lease, transfer, license, convey or otherwise dispose of any part of the Guarantor’s business or the Guarantor’s assets or other property to any person (including the Principal and Principal’s direct or indirect Subsidiaries) except trading stock in the ordinary course of the Guarantor’s business and consistent with past practice.

7.	MANAGEMENT ACCOUNTS AND EBITDA

7.1	Management Accounts and EBITDA undertaking

The Guarantor shall:

7.1.1	prepare Management Accounts in respect of each calendar month during the Security Period;

7.1.2	supply each set of such Management Accounts to (acting as agent and trustee of the Beneficiary), within one Business Day of the same becoming available; and

7.1.3	ensure that the EBITDA in respect of each calendar month is not less than $700,000.

7.2	Management Accounts warranty

The Guarantor represents and warrants on each occasion that it supplies Management Accounts to                               under clause 7.1.2 that the Management Accounts so supplied have been prepared in accordance with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the applicable law and fairly represent the assets and liabilities and the profits and losses as at the date for which they have been prepared.

8.	ASSIGNMENT AND TRANSFER

8.1	Assignment by the Beneficiary

A Beneficiary may assign any of its rights or transfer any of its obligations under this Guarantee to any person to whom it transfers rights in respect of the Convertible Loan Notes or enter into any transaction which would result in any of these rights or obligations passing to such person.

8.2	Assignment by the Guarantor

The Guarantor may not assign any of its rights or transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of these rights or obligations passing to another person.

9.	PARTIAL INVALIDITY

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

10.	CUMULATIVE RIGHTS

All powers of the Beneficiary shall be cumulative and any express power conferred on the Beneficiary under this Guarantee may be exercised without prejudicing or being limited by any other express or implied power of the Beneficiary.

11.	COSTS

11.1	Indemnity

The Guarantor shall, on demand by the Beneficiary, pay or reimburse (on a full indemnity basis) to the Beneficiary all costs charges and expenses of whatsoever nature (including, without prejudice to the generality of the foregoing, legal fees and disbursements) which the Beneficiary or its agents may incur in protecting or preserving, exercising or enforcing its rights and/or powers under this Guarantee or attempting to do so which costs, charges and expenses shall form part of the Guaranteed Obligations.

11.2	Stamp Taxes

The Guarantor shall promptly on demand pay all stamp, registration and other Taxes to which this Guarantee or any judgment given in connection with this Guarantee is or at any time may be subject and shall on demand indemnify the Beneficiary against any liabilities, costs, claims and expenses (including legal fees) resulting from any failure to pay or delay in paying any such Tax.

12.	PAYMENTS

12.1	Manner of payment

All payments to be made under this Guarantee shall be made in the currency and manner and at the place in and at which the relevant Guaranteed Obligations are to be paid or performed.

12.2	No deductions

All payments to be made under this Guarantee shall be made in full:

12.2.1	without any set-off or counterclaim; and

12.2.2	without any deduction or withholding, except as required by applicable law.

12.3	Grossing Up

Each payment made by the Guarantor to the Beneficiary under this Guarantee shall be made free and clear of and without a Tax Deduction unless the Guarantor is required to make such payment subject to the Tax Deduction, in which case the sum payable by the Guarantor in respect of which such Tax Deduction is required to be made shall be increased to the extent necessary to ensure that, after the making of the required Tax Deduction, the Beneficiary receive and retain (free from any liability in respect of any such Tax Deduction) a net sum equal to the sum which they would have received and so retained had no such deduction or withholding been made or required to be made.

12.4	Currency conversion

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under this Guarantee or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the Guarantor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation thereto, the Guarantor shall indemnify and hold harmless the Beneficiary from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Beneficiary may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

12.5	Separate debt

Any amount due from the Guarantor under Clause 12.4 (Currency conversion) shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

13.	NOTICES

13.1	Any notice or other communication given or made in connection with this Guarantee must be in writing and in English.

13.2
Any demand for payment and any other demand, notice, consent or communication in writing made by the Beneficiary hereunder must be served by delivering it personally or sending it by pre-paid recorded or special delivery (or pre-paid international recorded airmail if being sent to or from a place outside the United Kingdom) to the address set out on page 1 (or any other address as may be notified by at least five Business Days' notice in writing from time to time by the relevant party to the other parties in accordance with this Clause 13).

13.3	Provided that it has been correctly addressed as set out in clause 13.2, the notice or communication will (in the absence of earlier receipt) be deemed to have been received:

13.3.1	if delivered personally, at the time of delivery; and

13.3.2	in the case of pre-paid first class post, two Business Days after the date of posting or in the case of airmail five Business Days after the date of posting,

Provided that if receipt would under this clause be deemed to occur outside 9.30 a.m. to 5.30 p.m. (New York time) on a Business Day (Working Hours) the notice or communication will instead be deemed to have been received at the start of the next period of Working Hours.

14.	COUNTERPARTS

This Guarantee may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

15.	GOVERNING LAW AND JURISDICTION

15.1	Governing Law

This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

15.2	Jurisdiction of English courts

15.2.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee) (a Dispute).

15.2.2	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

15.2.3
This Clause 15 is for the benefit of the Beneficiary.  As a result, the Beneficiary shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by Law, the Lender may take concurrent proceedings in any number of jurisdictions.

In Witness whereof this Guarantee has been executed by the parties and is intended to be and is hereby delivered as a deed the day and year first above written.

Executed as a deed by MUST HAVE LIMITED    )                                                                acting by ………………................ ................,       )       a director, in the presence of:

Witness signature:…..….....................................
Witness name:……….….....................................
Witness address: .………....................................
………………………….....................................
Witness occupation:…….....................................
........................................ Director

Executed as a deed by                                                      )
  )                                                                acting by ………………................ ................,             )        a director, in the presence of:

Witness signature:…..….....................................
Witness name:……….….....................................
Witness address: .………....................................
………………………….....................................
Witness occupation:…….....................................
........................................ Director